Exhibit 107

Calculation of Filing Fee Table

Form S-1

Structure Therapeutics Inc.

Table 1 - Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)(3)	Proposed Maximum Offering Price Per Share(4)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(5)
Equity	Ordinary Shares, $0.0001 par value per share	Rule 457(a)	3,681,051	$17.50	$64,418,392.50	0.00014760	$9,508.16
Total Offering Amounts				—	$64,418,392.50	0.00014760	$9,508.16
Total Fee Offsets				—	—	—	—
Net Fee Due				—	—	—	$9,508.16

(1)	These Ordinary Shares are represented by American depositary shares (“ADSs”), each of which represents three Ordinary Shares of the registrant. ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (No. 333-269454).
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such an indeterminate amount of Ordinary Shares of the registrant as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.
(3)	Represents only the additional 3,681,051 Ordinary Shares represented by ADSs being registered pursuant to this registration statement and includes 480,135 Ordinary Shares represented by ADSs issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1 (File No. 333-279915) (the “Prior Registration Statement”). As such, the proposed aggregate maximum offering price of the Ordinary Shares is $64,418,392.50 (including the underwriters’ option to purchase additional Ordinary Shares represented by ADSs).
(4)	Based on the public offering price.
(5)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act, based on the proposed maximum aggregate offering price. The registrant previously registered 27,600,000 Ordinary Shares with an aggregate offering price not to exceed $322,092,000 on the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on June 5, 2024. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a maximum aggregate offering price of $64,418,392.50 is hereby registered, which includes Ordinary Shares represented by ADSs issuable upon the exercise of the underwriters’ option to purchase additional shares.